Exhibit 99.1

Hyperdynamics commences drilling operations in Guinea

on the back of amended contract with Pacific Drilling

HOUSTON, May 24, 2017 — Hyperdynamics Corporation (OTCQX: HDYN) today announced that on May 21, 2017 the Pacific Scirocco drillship entered Guinea shelf waters and is commencing drilling operations as provided by the Third Amendment to the Production Sharing Contract (“PSC”), signed by the Republic of Guinea Government on April 12, 2017 and approved by President Alpha Conde on April 21, 2017.

Last week, SCS Corporation, the wholly owned subsidiary of Hyperdynamics Corporation, and Pacific Drilling made effective an amendment to the drilling contract with a subsidiary of Pacific Drilling for the use of the Pacific Scirocco for mobilization for petroleum operations. The Amendment stipulates the rates and timing related to installing on the rig some drilling-related equipment, stocking up materials and supplies for the subsequent spudding of the Fatala 1 well.

“We are very pleased that the rig has arrived in Guinea and has commenced drilling operations as provided by the Third Amendment to the PSC and look forward to drilling the Fatala prospect as soon as the rig gets on board additional equipment and supplies. We highly value our business relationship with both SAPETRO and Pacific Drilling,” said Hyperdynamics President and Chief Executive Officer Ray Leonard.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at www.hyperdynamics.com.

Forward Looking Statements

This News Release contains “forward-looking statements” within the meaning of Section 27 A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “plan,” “project,” “anticipate,” “estimate,” “believe,” or “think.” Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. We assume no duty to update or revise our forward-looking statements based on changes in plans or expectations or otherwise.

Contact:

Ray Leonard, President and
Chief Executive Officer
(713) 353-9445

Anne Pearson/Jack Lascar
Dennard-Lascar Associates
(713) 529-6600